Gannett Announces First Quarter 2022 Results

44% Digital-Only Paid Subscriber Growth Year-Over-Year to over 1.75 million Paid Subscribers
Digital Marketing Solutions Core Platform Revenues rose 14% Year-Over-Year to $107.3 million
Total Digital Revenues of $251.1 million, or 34% of Total Revenues grew 9% Year-Over-Year

MCLEAN, VA — May 5, 2022 — Gannett Co., Inc. ("Gannett", "we", "us", "our", or the "Company") (NYSE: GCI) today reported its financial results for the first quarter ended March 31, 2022.

“The first quarter performance was slightly ahead of our expectations and we believe we have positioned ourselves to carry this momentum throughout 2022. We have created solid building blocks for future growth at Gannett and, as such, we are reiterating our full year guidance for 2022. We continue to experience strong growth in digital-only circulation with five consecutive quarters of at least 40% subscriber growth and surpassing 1.75 million digital-only paid subscribers. In lockstep with the increase in our digital-only subscribers, our digital marketing solutions business has experienced year-over-year core revenue and core client growth of 14% and 13%, respectively, as well as four consecutive quarters of double-digit Adjusted EBITDA margins,” said Michael Reed, Gannett Chairman and Chief Executive Officer.

"The success in these key operating pillars has allowed the company to continue its digital transformation journey with digital-only revenues accounting for more than one-third of total revenues and growth of 9% year-over-year. As we continue to evolve the business, we believe we are well positioned to generate significant free cash flow, further improve the balance sheet through debt pay down, and invest in growth opportunities. We remain optimistic for Gannett, not only in the short term, but also for anticipated long-term shareholder value creation.”

First Quarter 2022 Financial Highlights:
•Total revenues of $748.1 million decreased 3.7% compared to the first quarter of 2021
◦Same store revenues(1) decreased 2.5% compared to the first quarter of 2021
•Total digital revenues were $251.1 million or 34% of total revenues, up 9.7% over the same period in the prior year on a same store(1) basis
•Net loss attributable to Gannett of $3.0 million and margin loss of 0.4%
•Adjusted net income attributable to Gannett(1) of $4.5 million
•Adjusted EBITDA(1) totaled $64.2 million, a decrease of 36.1% compared to the first quarter of 2021
◦Adjusted EBITDA margin(1) of 8.6%
•Cash provided by operating activities of $32.4 million
•Free cash flow(1) of $21.7 million

Additional Business Highlights:

•Digital-only paid subscribers increased 44% compared to the first quarter of 2021 and surpassed 1.75 million at the end of the first quarter of 2022
◦Digital-only circulation revenues of $30.1 million grew 30.0% year-over-year
•191 million average monthly unique visitors in the first quarter of 2022 with 145 million average monthly unique visitors coming from our USA TODAY NETWORK (based on March 2022 Comscore Media Metrix®) and 46 million average monthly unique visitors resulting from our U.K. digital properties
(1) See "Use of Non-GAAP Information" below for information about this non-GAAP measure.

•Digital Marketing Solutions segment revenues were $109.7 million, and on a same store basis(1) increased 8.2% in the first quarter of 2022 compared to the same period in the prior year
◦Total core platform revenues(2) were $107.3 million in the first quarter of 2022, up 14.2% compared to the same quarter in the prior year
◦Total core platform customers were 15,400 in the first quarter of 2022, up 13.2% compared to the first quarter of 2021
◦Net income attributable to Gannett margin within the segment was 4.8% in the first quarter of 2022 versus 1.1% in the same quarter of the prior year
◦Adjusted EBITDA margin(1) within the segment increased to 10.2% in the first quarter of 2022 versus 9.0% in the same quarter of the prior year, representing the fourth consecutive quarter of double-digit margins
•Revenues from USA TODAY NETWORK Ventures, our events portfolio, were $11.7 million and increased 83.3% year-over-year driven by increased attendance at in-person events and endurance races
◦The Company hosted 115,000 attendees across 25 events versus 60,000 attendees and 12 events in the same quarter of the prior year
•In March 2022, the Company launched its Digital Saturday initiative in 136 markets, which allows subscribers to receive access to the full portfolio of e-Editions across the USA TODAY network
◦The recent launch has resulted in an increase to the Company's Saturday digital e-Edition usage by 55% with 351,000 average Saturday digital users
•The Company released its second annual Inclusion Report documenting its progress and accomplishments in 2021, including in-depth workplace diversity metrics and reflections from employees across the organization
•In March 2022, the Company published its inaugural Environmental, Social and Governance Report detailing the alignment of the Company's efforts across its corporate social responsibility pillars which are people, planet, and communities, with the U.N. Sustainable Development Goals
•Total principal amount of debt outstanding as of March 31, 2022 was $1.371 billion and comprised of $882.1 million in first lien debt, which resulted in a First Lien Net Leverage(3) of 1.84x
◦During the first quarter of 2022, the Company repaid approximately $48.0 million in principal under its five-year senior secured term loan facility (the "New Senior Secured Term Loan") using the proceeds from real estate and other asset sales totaling $17.2 million and year-end excess cash of $30.8 million
◦In January 2022, in connection with the Company's announced $100 million share repurchase program, the Company obtained an incremental term loan in an aggregate principal amount not to exceed $50 million to its New Senior Secured Term Loan and transitioned the interest rate base from LIBOR to Adjusted Term SOFR due to regulatory requirements
◦In March 2022, the Company executed a privately negotiated agreement to repurchase $22.5 million of the 2026 Senior Notes, without any additional fees or premiums, for an additional $22.5 million of borrowing under the New Senior Secured Term Loan
•As of March 31, 2022, the Company had cash and cash equivalents of $152.2 million

(2) Core platform revenue is defined as revenue derived from customers utilizing our proprietary digital marketing services platform that are sold by either our direct or local market teams.
(3) As of March 31, 2022, the First Lien Net Leverage ratio was calculated by subtracting cash on the balance sheet from the sum of both our New Senior Secured Term Loan and 6% first lien notes due November 1, 2026 (the “2026 Senior Notes”) and dividing that by Q1 2022 LTM Adjusted EBITDA. Our 6% Senior Secured Convertible Notes due 2027 are second lien as of the completion of the New Senior Secured Term Loan refinancing in October 2021.

Financial Highlights

in thousands	First Quarter 2022
Revenues	$748,077
Net loss attributable to Gannett	(2,967)
Adjusted EBITDA(4) (non-GAAP)	64,171
Adjusted Net income attributable to Gannett(4) (non-GAAP)	4,494
Cash provided by operating activities	32,429
Free cash flow(4) (non-GAAP)	21,665
(4) Refer to "Use of Non-GAAP Information" below for the Company’s definition of Adjusted EBITDA, Adjusted Net income attributable to Gannett, and Free cash flow, as well as the reconciliation of such measures to the most comparable GAAP measure.

Business Outlook
Full year 2022 outlook has been updated to include the impact of acquisitions and dispositions that took place in the first quarter of 2022. The Company is maintaining its outlook for 2022, while adjusting its revenue outlook to reflect the impact of recent acquisitions. The Company's estimates do not factor in the impact of any future acquisitions or dispositions.

	Q2'22 Outlook	FY 2022 Outlook
Revenues	$780M to $790M	$3.1B to $3.2B
Same-store total revenues(5)(6) Year-Over-Year	(3)% to (1)%	(2)% to +1%
Net income (loss) attributable to Gannett	~$0M	$50M to $70M
Cash provided by operating activities	~$5M	$205M to $225M
Free cash flow(5)(6)(7) (non-GAAP)	($10M) to ($5M)	$160M to $180M
Adjusted EBITDA(5)(6) (non-GAAP)	$80M to $85M	$380M to $400M
Ending Digital-only subscribers	1.85M+	2.0M to 2.2M
(5) Refer to "Use of Non-GAAP Information" below for the Company’s definition of Adjusted EBITDA, Adjusted Net income attributable to Gannett, Same-store total revenues, and Free cash flow, as well as the reconciliation of such measures to the most comparable GAAP measure.
(6) Refer to "Business Outlook" on Tables 11, 12 and 13 below for a reconciliation of non-GAAP outlook measures to corresponding GAAP measures.
(7) Capital expenditures are assumed at $40 million to $45 million for full year 2022. Figure does not include asset disposition proceeds which we estimate will be approximately $60 million to $70 million in 2022.
Earnings Conference Call

Management will host a conference call on Thursday, May 5, 2022 at 8:30 A.M. Eastern Time. A copy of the earnings release will be posted to the Investor Relations section of Gannett’s website, investors.gannett.com. The conference call may be accessed by dialing 1-877-451-6152 (from within the U.S.) or 1-201-389-0879 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference "Gannett First Quarter Earnings Call" or access code "13724044". A simultaneous webcast of the conference call will be available to the public on a listen-only basis at investors.gannett.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast. A telephonic replay of the conference call will also be available approximately two hours following the call’s completion through 11:59 P.M. Eastern Time on Thursday, May 19, 2022 by dialing 1-844-512-2921 (from within the U.S.) or 1-412-317-6671 (from outside of the U.S.); please reference access code "13724044".

About Gannett

Gannett Co., Inc. (NYSE: GCI) is a subscription-led and digitally-focused media and marketing solutions company committed to empowering communities to thrive. With an unmatched reach at the national and local level, Gannett touches the lives of millions with our Pulitzer Prize-winning content, consumer experiences and benefits, and advertiser products and services. Our current portfolio of media assets includes USA TODAY, local media organizations in 45 states in the U.S., and Newsquest, a wholly owned subsidiary operating in the United Kingdom with more than 150 local news media brands. Gannett also owns digital marketing services companies branded LOCALiQ, and runs one of the largest media-owned events business in the U.S., USA TODAY NETWORK Ventures. To connect with us, visit www.gannett.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, our Business Outlook, statements regarding our business outlook, digital revenue performance and growth, growth in our Digital Marketing Solutions segment, growth of and demand for our digital-only subscriptions and digital marketing and advertising services, any future share repurchases, including under our stock repurchase program, expectations regarding our free cash flows, revenues, income attributable to Gannett, same-store revenues and cash flows, expectations regarding our growth rate and inflection point, including growth in revenues and Adjusted EBITDA, our ability to create long-term stockholder value, our expectations, in terms of both amount and timing, with respect to debt repayment, our expected capital expenditures, our strategy, our ability to achieve our operating priorities, our long-term opportunities, and future revenue trends and our ability to influence trends. Words such as "expect(s)", believes(s)", "will", "outlook", "anticipates(s)", "estimate(s)", "project(s)" and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties. These and other risks and uncertainties could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. The Company can give no assurance its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time in the Company’s most recent Annual Report on Form 10-K, our quarterly reports on Form 10-Q, and our other filings with the Securities and Exchange Commission. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Except to the extent required by law, the Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

* * * *

For investor inquiries, contact:	For media inquiries, contact:
Trisha Gosser	Lark-Marie Anton
Investor Relations	Corporate Communications
703-854-3000	646-906-4087
investors@gannett.com	lark@gannett.com

# # #

GANNETT CO., INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

Table No. 1
In thousands, except share data	March 31, 2022	December 31, 2021
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$152,191	$130,756
Accounts receivable, net of allowance for doubtful accounts of $11,566 and $16,470 as of March 31, 2022 and December 31, 2021, respectively	293,462	328,733
Inventories	37,144	37,662
Prepaid expenses and other current assets	79,548	80,110
Total current assets	562,345	577,261
Property, plant and equipment, net of accumulated depreciation of $346,271 and $336,500 as of March 31, 2022 and December 31, 2021, respectively	388,367	415,384
Operating lease assets	263,980	271,935
Goodwill	540,894	533,709
Intangible assets, net	694,521	713,153
Deferred tax assets	25,802	32,399
Pension and other assets	307,534	284,228
Total assets	$2,783,443	$2,828,069

Liabilities and equity
Current liabilities:
Accounts payable and accrued liabilities	$346,368	$357,014
Deferred revenue	185,579	184,838
Current portion of long-term debt	62,860	69,456
Other current liabilities	46,997	51,218
Total current liabilities	641,804	662,526
Long-term debt	783,010	769,446
Convertible debt	396,297	393,354
Deferred tax liabilities	11,711	28,812
Pension and other postretirement benefit obligations	69,687	71,937
Long-term operating lease liabilities	247,487	254,969
Other long-term liabilities	118,721	117,410
Total noncurrent liabilities	1,626,913	1,635,928
Total liabilities	2,268,717	2,298,454
Commitments and contingent liabilities
Equity
Preferred stock, $0.01 par value per share, 300,000 shares authorized, of which 150,000 shares are designated as Series A Junior Participating Preferred Stock, none of which were issued and outstanding at March 31, 2022 and December 31, 2021	—	—
Common stock, $0.01 par value per share, 2,000,000,000 shares authorized, 151,016,595 shares issued and 147,828,491 shares outstanding at March 31, 2022; 144,667,389 shares issued and 142,299,399 shares outstanding at December 31, 2021	1,510	1,446
Treasury stock, at cost, 3,188,104 shares and 2,367,990 shares at March 31, 2022 and December 31, 2021, respectively	(11,290)	(8,151)
Additional paid-in capital	1,397,516	1,400,206
Accumulated deficit	(924,366)	(921,399)
Accumulated other comprehensive income	51,607	59,998
Total Gannett stockholders equity	514,977	532,100
Noncontrolling interests	(251)	(2,485)
Total equity	514,726	529,615
Total liabilities and equity	$2,783,443	$2,828,069

GANNETT CO., INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

Table No. 2	Three months ended March 31,
In thousands, except per share amounts	2022	2021
Advertising and marketing services	$375,114	$388,357
Circulation	288,602	325,437
Other	84,361	63,290
Total operating revenues	748,077	777,084
Operating costs	469,885	477,798
Selling, general and administrative expenses	221,837	203,684
Depreciation and amortization	47,783	58,103
Integration and reorganization costs	11,398	13,404
Asset impairments	854	833
(Gain) loss on sale or disposal of assets, net	(2,804)	4,745
Other operating expenses	1,102	10,576
Total operating expenses	750,055	769,143
Operating income (loss)	(1,978)	7,941
Interest expense	26,006	39,503
Loss on early extinguishment of debt	2,743	19,401
Non-operating pension income	(18,213)	(23,878)
Loss on convertible notes derivative	—	126,600
Other non-operating income, net	(1,805)	(1,875)
Non-operating expenses	8,731	159,751
Loss before income taxes	(10,709)	(151,810)
Benefit for income taxes	(7,607)	(9,109)
Net loss	(3,102)	(142,701)
Net loss attributable to noncontrolling interests	(135)	(385)
Net loss attributable to Gannett	$(2,967)	$(142,316)

Loss per share attributable to Gannett - basic	$(0.02)	$(1.06)
Loss per share attributable to Gannett - diluted	$(0.02)	$(1.06)

GANNETT CO., INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

Table No. 3	Three months ended March 31,
In thousands	2022	2021
Operating activities
Net loss	$(3,102)	$(142,701)
Adjustments to reconcile net loss to operating cash flows:
Depreciation and amortization	47,783	58,103
Share-based compensation expense	3,393	3,423
Non-cash interest expense	5,316	6,118
(Gain) loss on sale or disposal of assets, net	(2,804)	4,745
Loss on convertible notes derivative	—	126,600
Loss on early extinguishment of debt	2,743	19,401
Asset impairments	854	833
Pension and other postretirement benefit obligations	(27,291)	(48,538)
Change in other assets and liabilities, net	5,537	33,332
Cash provided by operating activities	32,429	61,316
Investing activities
Acquisitions, net of cash acquired	(15,427)	—
Purchase of property, plant and equipment	(10,764)	(7,607)
Proceeds from sale of real estate and other assets	20,471	10,123
Change in other investing activities	(500)	—
Cash provided by (used for) investing activities	(6,220)	2,516
Financing activities
Payments of deferred financing costs	(423)	(33,921)
Borrowings under term loans	72,500	1,045,000
Repayments under term loans	(47,976)	(1,083,791)
Repayments of long-term debt	(22,500)	—
Acquisition of noncontrolling interests	(2,050)	—
Payments for employee taxes withheld from stock awards	(3,138)	(1,707)
Changes in other financing activities	(231)	(280)
Cash used for financing activities	(3,818)	(74,699)
Effect of currency exchange rate change on cash	(992)	314
Increase (decrease) in cash, cash equivalents and restricted cash	21,399	(10,553)
Cash, cash equivalents and restricted cash at beginning of period	143,619	206,726
Cash, cash equivalents and restricted cash at end of period	$165,018	$196,173

GANNETT CO., INC.
SEGMENT INFORMATION
(Unaudited)

Table No. 4	Three months ended March 31,
In thousands	2022	2021
Operating revenues:
Publishing	$670,419	$699,585
Digital Marketing Solutions	109,709	102,281
Corporate and Other	1,306	3,074
Intersegment eliminations	(33,357)	(27,856)
Total	$748,077	$777,084

Adjusted EBITDA:
Publishing	$68,648	$102,208
Digital Marketing Solutions	11,180	9,172
Corporate and Other	(15,657)	(10,915)
Total	$64,171	$100,465

USE OF NON-GAAP INFORMATION

The Company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a U.S. GAAP basis. These non-GAAP financial measures, which may not be comparable to similarly titled measures reported by other companies, should not be considered in isolation from or as a substitute for the related U.S. GAAP measures and should be read together with financial information presented on a U.S. GAAP basis.

The Company defines its non-GAAP measures as follows:

•Adjusted EBITDA is a non-GAAP performance measure the Company believes offers a useful view of the overall and segment operations of our business. The Company defines Adjusted EBITDA as Net income (loss) attributable to Gannett before: (1) Income tax expense (benefit), (2) Interest expense, (3) Gains or losses on the early extinguishment of debt, (4) Non-operating pension income, (5) Loss on convertible notes derivative, (6) Depreciation and amortization, (7) Integration and reorganization costs, (8) Other operating expenses, including third-party debt expenses and acquisition costs, (9) Asset impairments, (10) Goodwill and intangible impairments, (11) Gains or losses on the sale or disposal of assets, (12) Share-based compensation, and (13) certain other non-recurring charges. The most directly comparable U.S. GAAP measure is Net income (loss) attributable to Gannett.

•Adjusted EBITDA margin is a non-GAAP performance measure the Company believes offers a useful view of the overall and segment operations of our business. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by total Operating revenues.

•Adjusted Net income (loss) attributable to Gannett is a non-GAAP performance measure the Company believes offers a useful view of the overall operations of our business and is useful to analysts and investors in evaluating the results of operations and operational trends. The Company defines Adjusted Net income (loss) attributable to Gannett before (1) Gains or losses on the early extinguishment of debt, (2) Loss on convertible notes derivative, (3) Integration and reorganization costs, (4) Other operating expenses, including third-party debt expenses and acquisition costs, (5) Asset impairments, (6) Goodwill and intangibles impairments, (7) Gains or losses on the sale or disposal of assets, (8) certain other non-recurring charges, and (9) the tax impact of the above items.

•Free cash flow is a non-GAAP liquidity measure that adjusts our reported U.S. GAAP results for items we believe are critical to the ongoing success of our business. The Company defines Free cash flow as Cash provided by (used for) operating activities as reported on the Consolidated Statement of Cash Flows less capital expenditures, which results in a figure representing Free cash flow available for use in operations, additional investments, debt obligations, and returns to stockholders. The most directly comparable U.S. GAAP financial measure is Cash provided by (used for) operating activities.

•Same store revenues is a non-GAAP performance measure based on GAAP revenues for Gannett for the current period, excluding (1) acquired revenues (2) currency impact, and (3) exited operations.

Management’s Use of Non-GAAP Measures

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues are not measurements of financial performance under U.S. GAAP and should not be considered in isolation or as an alternative to income from operations, net income (loss), margin, revenues, cash flow provided by (used for) operating activities, or any other measure of performance or liquidity derived in accordance with U.S. GAAP. We believe these non-GAAP financial measures, as we have defined them, are helpful in identifying trends in our day-to-day performance because the items excluded have little or no significance on our day-to-day operations. These measures provide an assessment of controllable expenses and afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance.

We use Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues as measures of our day-to-day operating performance, which is evidenced by the publishing and delivery of news and other media and excludes certain expenses that may not be indicative of our day-to-day business operating results.

Limitations of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues

Each of our non-GAAP measures have limitations as analytical tools. They should not be viewed in isolation or as a substitute for U.S. GAAP measures of earnings or cash flows. Material limitations in making the adjustments to our earnings to calculate Adjusted EBITDA and Adjusted Net income (loss) attributable to Gannett using these non-GAAP financial measures as compared to U.S. GAAP net income (loss) include: the cash portion of interest / financing expense, income tax (benefit) provision, and charges related to asset impairments, which may significantly affect our financial results.

Management believes these items are important in evaluating our performance, results of operations, and financial position. We use non-GAAP financial measures to supplement our U.S. GAAP results in order to provide a more complete understanding of the factors and trends affecting our business.

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues are not alternatives to net income, margin, income from operations, cash flows provided by (used for) operations or revenues as calculated and presented in accordance with U.S. GAAP. As such, they should not be considered or relied upon as substitutes or alternatives for any such U.S. GAAP financial measure. We strongly urge you to review the reconciliations of Net income (loss) attributable to Gannett to Adjusted EBITDA, Adjusted EBITDA margin, Net income (loss) attributable to Gannett to Adjusted Net income (loss) attributable to Gannett, Cash provided by (used for) operations to Free cash flow and Revenues to Same Store revenues along with our Consolidated financial statements included elsewhere in this report. We also strongly urge you not to rely on any single financial measure to evaluate our business. In addition, because Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues are not measures of financial performance under U.S. GAAP and are susceptible to varying calculations, the Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues measures as presented in this report may differ from and may not be comparable to similarly titled measures used by other companies.

Non-GAAP Outlook

Our 2022 outlook included in this release includes certain non-GAAP measures, including Same store revenues, Adjusted EBITDA and Free cash flow. The outlook for these items assumes no substantial pandemic-related business continuity issues in 2022 and does not factor in the impact of any further acquisitions or dispositions within 2022. We have provided these non-GAAP measures for future guidance for the same reasons that were outlined above for historical non-GAAP measures.

We have not fully reconciled non-GAAP forward-looking Same store revenues, Adjusted EBITDA and Free cash flow to its most directly comparable GAAP measure because the Company is unable to predict with reasonable certainty those items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, our comparable GAAP measures. For forward-looking Adjusted EBITDA and Same store revenues, the reconciliation is unavailable because it would include forward-looking financial statements in accordance with GAAP that are unavailable without unreasonable effort. For these reasons, we use a projected range of the aggregate amount of certain items in order to calculate our projected non-GAAP Adjusted EBITDA outlook (see Table 11 below), our projected non-GAAP Same Store revenues outlook (see Table 12 below) as well as our projected non-GAAP Free cash flow outlook (see Table 13 below). Accordingly, we are unable to provide a full reconciliation of these non-GAAP measures used in our outlook without unreasonable effort as certain information necessary to calculate such measures on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
ADJUSTED EBITDA
(Unaudited)

Table No. 5	Three months ended March 31, 2022
In thousands	Publishing	Digital Marketing Solutions	Corporate and Other	Consolidated Total
Net income (loss) attributable to Gannett	$42,814	$5,257	$(51,038)	$(2,967)
Benefit for income taxes	—	—	(7,607)	(7,607)
Interest expense	—	—	26,006	26,006
Loss on early extinguishment of debt	—	—	2,743	2,743
Non-operating pension income	(18,213)	—	—	(18,213)
Depreciation and amortization	37,431	6,458	3,894	47,783
Integration and reorganization costs	5,721	151	5,526	11,398
Other operating expenses	741	—	361	1,102
Asset impairments	854	—	—	854
(Gain) loss on sale or disposal of assets, net	(2,968)	157	7	(2,804)
Share-based compensation expense	—	—	3,393	3,393
Other items	2,268	(843)	1,058	2,483
Adjusted EBITDA (non-GAAP basis)	$68,648	$11,180	$(15,657)	$64,171
Net income (loss) attributable to Gannett margin	6.4%	4.8%	NM	(0.4)%
Adjusted EBITDA margin (non-GAAP basis)	10.2%	10.2%	NM	8.6%
NM indicates not meaningful.

	Three months ended March 31, 2021
In thousands	Publishing	Digital Marketing Solutions	Corporate and Other	Consolidated Total
Net income (loss) attributable to Gannett	$66,224	$1,081	$(209,621)	$(142,316)
Benefit for income taxes	—	—	(9,109)	(9,109)
Interest expense	—	—	39,503	39,503
Loss on early extinguishment of debt	—	—	19,401	19,401
Non-operating pension income	(23,878)	—	—	(23,878)
Loss on convertible notes derivative	—	—	126,600	126,600
Depreciation and amortization	46,387	7,829	3,887	58,103
Integration and reorganization costs	7,326	166	5,912	13,404
Other operating expenses	—	—	10,576	10,576
Asset impairments	833	—	—	833
Loss on sale or disposal of assets, net	4,680	—	65	4,745
Share-based compensation expense	—	—	3,423	3,423
Other items	636	96	(1,552)	(820)
Adjusted EBITDA (non-GAAP basis)	$102,208	$9,172	$(10,915)	$100,465
Net income (loss) attributable to Gannett margin	9.5%	1.1%	NM	(18.3)%
Adjusted EBITDA margin (non-GAAP basis)	14.6%	9.0%	NM	12.9%
NM indicates not meaningful.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
ADJUSTED NET INCOME (LOSS) ATTRIBUTABLE TO GANNETT
(Unaudited)

Table No. 6	Three months ended March 31,
In thousands	2022	2021
Net loss attributable to Gannett	$(2,967)	$(142,316)
Loss on early extinguishment of debt	2,743	19,401
Loss on convertible notes derivative	—	126,600
Integration and reorganization costs	11,398	13,404
Other operating expenses	1,102	10,576
Asset impairments	854	833
(Gain) loss on sale or disposal of assets, net	(2,804)	4,745
Other items	(658)	—
Subtotal	9,668	33,243
Tax impact of above items	(5,174)	(18,606)
Adjusted Net income attributable to Gannett (non-GAAP basis)	$4,494	$14,637

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
FREE CASH FLOW
(Unaudited)

Table No. 7
In thousands	Three months ended March 31, 2022	Three months ended March 31, 2021
Cash provided by operating activities (GAAP basis)	$32,429	$61,316
Capital expenditures	(10,764)	(7,607)
Free cash flow (non-GAAP basis)(1)	$21,665	$53,709
(1) Free cash flow for the three months ended March 31, 2022 and 2021 was negatively impacted by integration and reorganization costs of $12.6 million and $21.1 million, respectively, and other costs of $0.4 million and $9.7 million, respectively.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
SAME STORE REVENUES - CONSOLIDATED
(Unaudited)

Table No. 8	Three months ended March 31,
In thousands	2022	2021	% Change
Total revenues	$748,077	$777,084	(3.7)%
Acquired revenues	(2,541)	—	***
Currency impact	1,954	—	***
Exited operations(1)	—	(10,797)	***
Same store total revenues	$747,490	$766,287	(2.5)%

Advertising and marketing services revenues	$375,114	$388,357	(3.4)%
Acquired revenues	(1,556)	—	***
Currency impact	1,335	—	***
Exited operations(1)	—	(8,932)	***
Same store advertising and marketing services revenues	$374,893	$379,425	(1.2)%

Circulation revenues	$288,602	$325,437	(11.3)%
Acquired revenues	(667)	—	***
Currency impact	456	—	***
Exited operations(1)	—	(1,745)	***
Same store circulation revenues	$288,391	$323,692	(10.9)%

Other revenues	$84,361	$63,290	33.3%
Acquired revenues	(318)	—	***
Currency impact	163	—	***
Exited operations(1)	—	(120)	***
Same store other revenues	$84,206	$63,170	33.3%
*** Indicates a percentage change greater than 100.
(1)    In 2022, exited operations include (i) businesses divested and (ii) the elimination of stand-alone print products discontinued within the publishing markets.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
SAME STORE REVENUES - DIGITAL REVENUES
(Unaudited)

Table No. 9	Three months ended March 31,
In thousands	2022	2021	% Change
Total Digital revenues	$251,144	$231,013	8.7%
Acquired revenues	(600)	—	***
Currency impact	940	—	***
Exited operations(1)	—	(1,708)	***
Same store total digital revenues	$251,484	$229,305	9.7%
*** Indicates a percentage change greater than 100.
(1)    In 2022, exited operations include (i) businesses divested and (ii) the elimination of stand-alone print products discontinued within the publishing markets.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
SAME STORE REVENUES - DIGITAL MARKETING SOLUTIONS SEGMENT
(Unaudited)

Table No. 10	Three months ended March 31,
In thousands	2022	2021	% Change
Total revenues - Digital Marketing Solutions	$109,709	$102,281	7.3%
Currency impact	421	—	***
Exited operations	—	(503)	***
Same store total revenues - Digital Marketing Solutions	$110,130	$101,778	8.2%
*** Indicates a percentage change greater than 100.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
BUSINESS OUTLOOK - 2022 GUIDANCE(1)(2)
ADJUSTED EBITDA
(Unaudited)

Table No. 11	Second Quarter 2022			Full Year 2022
In millions
Net income attributable to Gannett	$0			$50	to	$70
Provision for income taxes	~10			40	to	60
Interest expense	~26			95	to	105
Non-operating pension income	~(18)			(70)	to	(75)
Depreciation and amortization	~45			175	to	195
Integration and reorganization costs	~10			20	to	30
Share-based compensation expense	~5			20	to	25
Other items	0	to	5	0	to	5
Adjusted EBITDA (non-GAAP basis)	$80	to	$85	$380	to	$400
(1)    Projections are based on Company estimates as of May 5, 2022 and are provided solely for illustrative purposes. Actual results may vary. The Company undertakes no obligation to update this information. Additionally, the Company's estimates do not factor in the impact of any future acquisitions or dispositions. The Company’s future financial results could differ materially from the Company’s current estimates.
(2)    For forward-looking Adjusted EBITDA, the reconciliation is unavailable without unreasonable effort. For this reason, we use a projected range of the aggregate amount of certain items in order to calculate our projected non-GAAP Adjusted EBITDA outlook.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
BUSINESS OUTLOOK - 2022 GUIDANCE(1)(2)
SAME STORE REVENUES
(Unaudited)

Table No. 12	Three months ended June 30, 2021 (Est.)	Twelve months ended December 31, 2021 (Est.)	Three months ended June 30, 2022 (Est.)(3)	Twelve months ended December 31, 2022 (Est.)(3)
In thousands
Total revenues	$804,000(4)	$3,208,083(4)	$780,000 to $790,000	$3,110,000 to $3,200,000
Currency impact	—	—	5,000	10,000
Acquired revenues	—	—	(15,000)	(50,000)
Exited operations	(15,000 to 10,000)(5)	(75,000)(5)	—	—
Same store total revenues	$789,000 to $794,000	$3,133,083	$767,000 to $777,000	$3,065,000 to $3,155,000
(1)    Projections are based on Company estimates as of May 5, 2022 and are provided solely for illustrative purposes. Actual results may vary. The Company undertakes no obligation to update this information. Additionally, the Company's estimates do not factor in the impact of any future acquisitions or dispositions. The Company’s future financial results could differ materially from the Company’s current estimates.
(2)    For forward-looking Same store revenues, the reconciliation is unavailable without unreasonable effort. For this reason, we use a projected range of the aggregate amount of certain items in order to calculate our projected non-GAAP Same store revenues outlook.
(3)    In 2022, exited operations include (i) businesses divested and (ii) the elimination of stand-alone print products discontinued within the publishing markets.
(4)    Total revenues as reported.
(5)    Estimated to reflect adjustments for operations expected to be exited during the same period in fiscal 2022 based on current expectations regarding exit timing and specific products and operations to be exited.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
BUSINESS OUTLOOK - 2022 GUIDANCE(1)(2)
FREE CASH FLOW
(Unaudited)

Table No. 13	Second Quarter 2022			Full Year 2022
In millions
Cash provided by operating activities (GAAP basis)	~$5			$205	to	$225
Capital expenditures	~12			40	to	45
Free cash flow (non-GAAP basis)	$(10)	to	$(5)	$160	to	$180
(1)    Projections are based on Company estimates as of May 5, 2022 and are provided solely for illustrative purposes. Actual results may vary. The Company undertakes no obligation to update this information. Additionally, the Company's estimates do not factor in the impact of any future acquisitions or dispositions. The Company’s future financial results could differ materially from the Company’s current estimates.
(1)    For forward-looking Free cash flow, the reconciliation is unavailable without unreasonable effort. For this reason, we use a projected range of the aggregate amount of certain items in order to calculate our projected non-GAAP Free cash flow outlook.